Exhibit 10.25

February 27, 2023

Dear Mary,

We are pleased to offer you employment as the Chief People Officer at Mister Car Wash! We look forward to setting a mutually agreed upon start date.

This position is classified as full time exempt, the details included in your compensation package are below:

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Salary—Your annual base salary will be $375,000 payable bi-weekly.

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Bonus—You will be eligible for a target bonus of 40% of your annual salary which is projected at $150,000 at target for a full year in position. Bonuses are payable after the annual earnings release. Note that payment of bonuses is contingent upon the company’s attainment to our financial plan and your continued employment as of the payment date.
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Sign-On Bonus — Pursuant to our conversation, you will receive a one-time bonus of $62,000, subject to normal tax withholdings. If employment is terminated before your one-year anniversary, you will be obligated to repay the full amount of the bonus.

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Long-Term Incentive (LTI)—You will receive an initial equity grant of $500,000 on the first regular grant date following your date of hire, subject to approval by the Compensation Committee of the Board of Directors and a start date of employment no later than April 30, 2023. Starting in 2024, you will be eligible for annual grants according to our regular schedule and amounts for your position (currently $250,000 annually). Equity grants vest annually over three years and are split 50/50 between Restricted Stock Units and Non-Qualified Stock Options. Further details will be in the grant notice, which will contain eighteen-month non- competition and non-solicitation provisions (meaning that once your employment ends you will be restricted from working in the car wash industry and prohibited from soliciting customers or employees). The eligibility, valuation, vesting, and other details are subject to the 2021 Incentive Award Plan and may be modified by the Board of Directors.
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Phone Reimbursement—You will be eligible for a monthly phone reimbursement of $100, which annualizes to $1,200. Phone reimbursements are payable on the first paycheck of each month.

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Relocation Assistance—You will receive a Tier V relocation package which includes household goods moving assistance from our relocation partners, NEI, as well as a $15,000 net lump sum for incidentals. Please see attached policy with further details on what the policy includes.

www.mistercarwash.com

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Paid Time Off (PTO)—You will be eligible to use PTO subject to your supervisor’s approval. Corporate-exempt employees do not accrue to or debit from a PTO bank.
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Health Benefits—You will be eligible to participate in the company’s medical, dental, vision, life, AD&D, and short-term disability plans on the first day of the calendar month following your first 30 days of service.

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Retirement Benefits—Mister Car Wash provides the option of a traditional or Roth 401(k) with a company match. You will become eligible after six months of service.
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Employee Stock Purchase Program (ESPP) —Become an owner in our company by purchasing stock through Mister’s ESPP at a 15% discount! You will be eligible to sign up for the ESPP during the next offering period after 6 months of service.

Please visit benefits.mistercarwash.com for a full list and explanation of our benefit programs.

This offer is contingent upon:

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Satisfactory completion of a background investigation prior to the start of your employment.
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Verification of your right to work in the United States as demonstrated by your completion of the Form I-9 upon hire and your submission of acceptable documentation (as noted on the Form I-9) verifying your identity and work authorization within three days of the start of your employment.
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Your written acknowledgement within one week of your start date of the Confidential Information and Invention Assignment Agreement available through Dayforce.

Congratulations on behalf of the entire company! We trust that your knowledge, skills, and experience will provide significant value to the organization, and we look forward to seeing all that you will accomplish.

Sincerely,

/S/ John Lai____________

John Lai

Chief Executive Officer

www.mistercarwash.com

In this position, your employment is “at-will”, meaning that either you or Mister Car Wash can end the employment relationship at any time, with or without cause, and for any reason not prohibited by law except as otherwise agreed by the company and you in writing. Your employment at-will relationship cannot be changed or modified except by written instrument signed by an executive officer of the company.

To accept this offer:

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Sign and date this document where indicated below.
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Email the signed document to talent@mistercarwash.com.

I accept this offer for at-will employment with Mister Car Wash per the terms set forth above.

Signature: /s/ Mary Porter	Date: 3/1/2023
Email:

www.mistercarwash.com